UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-k

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2025

Stone Point Credit Income Fund
(Exact Name of Registrant as Specified in Charter)

DELAWARE	814-01783	99-6894706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Horseneck Lane
Greenwich, Connecticut 06830
(Address of Principal Executive Offices, Zip Code)

(203) 862-2900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01.	Other Events

On February 27, 2025, the Board of Trustees of Stone Point Credit Income Fund (the “Fund”) declared a distribution of $0.25 per share (the “Distribution”) with respect to the Fund’s common shares, par value $0.001 per share. The Distribution is payable on March 21, 2025, to shareholders of record on February 28, 2025. The Distribution represents an annualized distribution yield of approximately 12.0%.1

1 Based on the Distribution declared by the Fund during the month ending February 28, 2025. Annualized distribution yield is calculated as the annualized monthly declared distribution per share divided by the net asset value per share at the beginning of the month.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stone Point Credit Income Fund

Dated: March 5, 2025	By:	/s/ Steven Henke
	Name:	Steven Henke
	Title:	Chief Financial Officer